News Release

Media Contact: Catherine Butler
24-Hour: 800.559.3853

Analysts: Mike Callahan
Office: 704.382.0459

Nov. 4, 2016

Duke Energy reports third quarter 2016 financial results

▪	Third quarter 2016 GAAP reported diluted earnings per share (EPS) were $1.70 compared to $1.35 for the third quarter of 2015

▪	Adjusted diluted EPS of $1.68 for third quarter 2016, compared to $1.47 for the third quarter of 2015

▪	Company trending toward the high end of its original 2016 adjusted diluted earnings guidance range of $4.50 to $4.70 per share, excluding costs associated with Hurricane Matthew
CHARLOTTE, N.C. - Duke Energy today announced third quarter 2016 reported diluted EPS, prepared in accordance with Generally Accepted Accounting Principles (GAAP) of $1.70, compared to $1.35 for third quarter 2015. Third quarter 2016 adjusted diluted EPS was $1.68, compared to $1.47 for third quarter 2015.
GAAP reported diluted EPS includes the impact of special items, which are excluded from adjusted diluted EPS. Special items during the third quarter of 2016 include favorable tax adjustments on previously disposed businesses, charges related to costs to achieve mergers and cost savings initiatives, and an impairment of certain wind projects within commercial renewables.
Third quarter adjusted diluted EPS was higher than the prior year driven by warm summer weather throughout Duke Energy’s service territories, higher retail volumes and rider revenues, and ongoing cost management efforts.
Based upon strong results through the third quarter, and the early closing of Piedmont Natural Gas, the company is trending toward the high end of its original 2016 adjusted diluted earnings guidance range of $4.50 to $4.70 per share, excluding fourth-quarter costs associated with Hurricane Matthew.
"We delivered strong financial results again this quarter underpinned by solid operational performance and reached pivotal milestones in transitioning our business portfolio,” said Lynn Good, Duke Energy chairman, president and CEO. "The recent closing of our Piedmont Natural Gas acquisition, complemented by the announced sale of our international business, advances our portfolio transition and positions us as a premier regulated energy company."

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Business segment results
In addition to the quarterly business segment discussion below, a comprehensive table of quarterly and year-to-date earnings per share drivers compared to the prior year is provided on pages 14 and 15.
The discussion below of the third-quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables on pages 23 through 26 present a detail of special items and a reconciliation of GAAP reported results to adjusted results.
During the first quarter of 2016, Duke Energy began to evaluate interim period segment performance based on financial information that includes the impact of income tax levelization within segment income. This represents a change from the previous measure, where the interim period impacts of income tax levelization were included within Other, and therefore excluded from segment income. As a result, prior period segment results presented in this release have been recast to conform to this change.
Regulated Utilities
On a reported basis, Regulated Utilities recognized third quarter 2016 segment income of $1,200 million, compared to $905 million in the third quarter of 2015. In addition to the drivers outlined below, quarterly results were impacted by a $56 million after-tax impairment charge in the prior year related to the September 2015 Edwardsport settlement. This charge was treated as a special item and therefore excluded from adjusted earnings.
On an adjusted basis, Regulated Utilities recognized third quarter 2016 adjusted segment income of $1,200 million, compared to $965 million in the third quarter 2015, an increase of $0.34 per share.
Higher quarterly results at Regulated Utilities were primarily driven by:

▪	Favorable weather (+$0.14 per share) driven by warmer temperatures across all Duke Energy service territories

▪	Lower effective tax rate (+$0.08 per share) due to prior year income tax adjustments

▪	Higher rider revenues (+$0.05 per share) primarily related to energy efficiency and grid investment riders at Duke Energy Progress and Duke Energy Ohio, respectively

▪	Increased weather-normal retail customer volumes (+$0.04 per share)

▪	Lower O&M expenses (+$0.02 per share), primarily as a result of ongoing cost savings initiatives, despite higher storm costs (-$0.02 per share)
Commercial Portfolio
On a reported basis, Commercial Portfolio recognized a third quarter 2016 segment loss of $21 million, compared to segment income of $8 million in the third quarter of 2015. In addition to the drivers outlined below, quarterly results were impacted by a $45 million after-tax impairment charge in the current year associated with equity method investments in certain

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wind projects. This charge was treated as a special item and therefore excluded from adjusted earnings.
On an adjusted basis, Commercial Portfolio recognized third quarter 2016 adjusted segment income of $24 million, compared to $7 million in the third quarter 2015, an increase of $0.02 per share.
Higher quarterly results at Commercial Portfolio were primarily driven by additional wind and solar plants placed in service and improved wind resources.
International Energy
International Energy recognized third quarter 2016 reported and adjusted segment income of $64 million, compared to $69 million in the third quarter 2015, a decrease of $0.01 per share.
Other
Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, and other investments.
On a reported basis, Other recognized third quarter 2016 net expense of $189 million, compared to net expense of $45 million in the third quarter of 2015. In addition to the drivers outlined below, quarterly results were impacted by $37 million of higher costs to achieve mergers and $12 million of charges in the current year related to cost savings initiatives, both net of tax. These charges were treated as special items and therefore excluded from adjusted earnings.
On an adjusted basis, Other recognized third quarter 2016 adjusted net expense of $125 million, compared to adjusted net expense of $30 million in the third quarter 2015, a decrease of $0.14 per share. The increased net expense was primarily driven by a higher effective tax rate (-$0.13 per share) due to prior year income tax benefits and an unfavorable audit settlement in the current year.
The consolidated reported effective tax rate for third quarter 2016 was 32.9 percent, compared to 30.9 percent in the third quarter of 2015. The consolidated adjusted effective tax rate for third quarter 2016 was 33.5 percent, compared to 31.6 percent in the third quarter of 2015. Adjusted effective tax rate is a non-GAAP financial measure. The tables on pages 27 and 28 present a reconciliation of GAAP reported effective tax rate to adjusted effective tax rate.
Discontinued Operations
In the third quarter, Duke Energy recognized an income tax benefit of $122 million within Discontinued Operations due to deferred tax liability adjustments related to the Midwest Generation Disposal Group and another previously sold business.

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Earnings conference call for analysts
An earnings conference call for analysts is scheduled for 10 a.m. ET today to discuss Duke Energy’s financial performance for the quarter and other business and financial updates.
The conference call will be hosted by Lynn Good, chairman, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.
The call can be accessed via the investors' section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 877-741-4253 in the United States or 719-325-4802 outside the United States. The confirmation code is 4938179. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until 1 p.m. ET, Nov. 14, 2016, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 4938179. A replay and transcript also will be available by accessing the investors' section of the company’s website.
Special Items and Non-GAAP Reconciliation
The following table presents a reconciliation of GAAP reported to adjusted diluted EPS for quarterly results in 2016 and 2015:

(In millions, except per-share amounts)	After-Tax Amount	3Q 2016 EPS	3Q 2015 EPS
Diluted EPS, as reported		$1.70	$1.35
Adjustments to reported EPS:
Third Quarter 2016
Costs to achieve, mergers	$52	0.07
Cost saving initiatives	12	0.02
Commercial Renewables impairment	45	0.07
Discontinued operations	(122)	(0.18)
Third Quarter 2015
Costs to achieve, Progress merger	15		0.02
Edwardsport Settlement	56		0.08
Ash Basin Settlement	4		0.01
Discontinued operations	5		0.01
Total adjustments		$(0.02)	$0.12
Diluted EPS, as adjusted		$1.68	$1.47
Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, adjusted earnings and adjusted diluted EPS. These items represent income from continuing operations net of income (loss) attributable to noncontrolling interests, adjusted for the dollar and per-share impact of special items. Special items represent certain charges and credits, which management believes are not indicative of our ongoing performance, and are discussed

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below. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them with an additional relevant comparison of Duke Energy’s performance across periods. Management uses these non-GAAP financial measures for planning and forecasting and for reporting results to the Board of Directors, employees, stockholders, analysts and investors concerning Duke Energy’s financial performance. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measures for adjusted earnings and adjusted diluted EPS are Net Income Attributable to Duke Energy Corporation and Diluted EPS Attributable to Duke Energy Corporation common stockholders.
Special items included in the periods presented include the following:

•	Costs to achieve mergers and International impairment represent charges that result from potential or completed strategic acquisitions and divestitures that do not reflect ongoing costs.

•
Cost savings initiatives represents severance charges related to company-wide initiatives to standardize processes and systems, leverage technology and workforce optimization, which are not representative of ongoing costs.

•	Commercial Renewables Impairment represents an other-than-temporary impairment of certain equity method investments. Management believes the impairment does not reflect an ongoing cost.

•	Edwardsport settlement and Ash basin settlement represent charges related to settlement agreements with regulators and other governmental entities and do not represent ongoing costs.

•
Midwest generation operations represents the operating results of the nonregulated Midwest generation business and Duke Energy Retail Sales (collectively, the Midwest Generation Disposal Group), which have been classified as discontinued operations. Management believes inclusion of the Midwest Generation Disposal Group's operating results within adjusted earnings and adjusted diluted EPS results in a better reflection of Duke Energy's financial performance during the period.

Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders, or asset impairments).
Management evaluates segment performance based on segment income and other net expense. Segment income is defined as income from continuing operations net of income attributable to noncontrolling interests. Segment income includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income provides useful

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information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net expense is segment income and other net expense.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items for future periods, as discussed above.
Duke Energy’s adjusted earnings, adjusted diluted EPS, and adjusted segment income may not be comparable to similarly titled measures of another company because other entities may not calculate the measures in the same manner.
Duke Energy is one of the largest electric power holding companies in the United States. Its regulated utility operations serve approximately 7.4 million electric customers located in six states in the Southeast and Midwest, representing a population of approximately 24 million people. The company also distributes natural gas to more than 1.5 million customers in the Carolinas, Ohio, Kentucky and Tennessee. Its Commercial Portfolio and International business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States.
Headquartered in Charlotte, N.C., Duke Energy is an S&P 100 Stock Index company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at duke-energy.com.
The Duke Energy News Center serves as a multimedia resource for journalists and features news releases, helpful links, photos and videos. Hosted by Duke Energy, illumination is an online destination for stories about remarkable people, innovations, and community and environmental topics. It also offers glimpses into the past and insights into the future of energy.
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Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook" or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements or climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices; the extent and timing of costs and liabilities to comply with federal and state regulations related to coal ash, including amounts for the

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required closure of certain ash impoundments, are uncertain and difficult to estimate; the ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations and costs related to significant weather events, and to earn an adequate return on investment through the regulatory process; the costs of decommissioning Crystal River Unit 3 and other nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process; credit ratings of the company or its subsidiaries may be different from what is expected; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in service territories or customer bases resulting from variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, including self-generation and distributed generation technologies; advancements in technology; additional competition in electric markets and continued industry consolidation; political, economic and regulatory uncertainty in Brazil and other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes; the ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources; the ability to complete necessary or desirable pipeline expansion or infrastructure projects in our natural gas business; operational interruptions to our gas distribution and transmission activities; the impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, and other catastrophic events such as fires, explosions, pandemic health events or other similar occurrences; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations and general economic conditions; declines in the market prices of equity and fixed income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans, and nuclear decommissioning trust funds; construction and development risks associated with the completion of Duke Energy and its subsidiaries’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner or at all; changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants; the ability to control operation and maintenance costs; the level of creditworthiness of counterparties to transactions; employee workforce factors, including the potential inability to attract and retain key personnel; the ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities; the effect of accounting

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pronouncements issued periodically by accounting standard-setting bodies; the impact of potential goodwill impairments; the ability to successfully complete future merger, acquisition or divestiture plans, including the proposed sale of International Energy, excluding the equity investment in National Methanol Company; and the ability to successfully integrate the natural gas businesses since the acquisition of Piedmont Natural Gas Company, Inc. and realize anticipated benefits and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect.

Additional risks and uncertainties are identified and discussed in Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made; Duke Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

September 2016
QUARTERLY HIGHLIGHTS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per-share amounts and where noted)	2016	2015	2016	2015
Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$1.52	$1.36	$3.27	$3.31
Diluted	$1.52	$1.36	$3.26	$3.31

Income (Loss) from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$0.18	$(0.01)	$0.18	$0.05
Diluted	$0.18	$(0.01)	$0.18	$0.05

Net income attributable to Duke Energy Corporation common stockholders
Basic	$1.70	$1.35	$3.45	$3.36
Diluted	$1.70	$1.35	$3.44	$3.36

Weighted average shares outstanding
Basic	689	688	689	696
Diluted	691	688	690	696

SEGMENT INCOME (LOSS) BY BUSINESS SEGMENT
Regulated Utilities(a)	$1,200	$905	$2,613	$2,311
International Energy(b)	64	69	85	157
Commercial Portfolio(c)(d)	(21)	8	20	(15)
Total Reportable Segment Income	1,243	982	2,718	2,453
Other Net Expense(e)(f)(g)	(189)	(45)	(463)	(139)
Intercompany Eliminations	—	—	—	(4)
Income (Loss) from Discontinued Operations, net of tax(h)(i)	122	(5)	124	29
Net Income Attributable to Duke Energy Corporation	$1,176	$932	$2,379	$2,339

CAPITALIZATION
Total Common Equity (%)			45%	48%
Total Debt (%)			55%	52%

Total Debt			$50,176	$42,457
Book Value Per Share			$58.85	$57.92
Actual Shares Outstanding			689	688

CAPITAL AND INVESTMENT EXPENDITURES
Regulated Utilities(j)	$1,674	$2,539	$4,687	$5,212
International Energy	11	14	26	33
Commercial Portfolio	192	374	614	757
Other	44	52	123	166
Total Capital and Investment Expenditures	$1,921	$2,979	$5,450	$6,168

Note: Certain prior period amounts have been reclassified to conform to the current year presentation.

(a) Includes a charge of $56 million (net of tax of $34 million) related to the Edwardsport settlement for the three and nine months ended September 30, 2015.
(b) Includes an impairment charge of $145 million (net of tax of $49 million) for the nine months ended September 30, 2016, related to certain assets in Central America, as well as a tax benefit of $95 million resulting from the ability to more efficiently utilize foreign tax credits.

(c) Includes an impairment charge of $45 million (net of tax of $26 million) for the three and nine months ended September 30, 2016, related to certain equity investments in wind projects.
(d) Includes a tax charge of $41 million for the nine months ended September 30, 2015, resulting from the completion of the sale of the nonregulated Midwest generation business.
(e) Includes costs to achieve mergers of $52 million for the three months ended September 30, 2016 (net of tax of $32 million), and $195 million for the nine months ended September 30, 2016 (net of tax of $120 million). These costs primarily consist of losses on forward-starting interest rate swaps associated with the Piedmont acquisition financing.

(f) Includes costs to achieve Progress merger of $15 million for the three months ended September 30, 2015 (net of tax of $9 million), and $42 million for the nine months ended September 30, 2015 (net of tax of $25 million).

(g) Includes a charge of $12 million for the three months ended September 30, 2016 (net of tax of $7 million) and $39 million for the nine months ended September 30, 2016 (net of tax of $24 million), primarily consisting of severance expense related to cost savings initiatives.

(h) Includes an income tax benefit of $122 million for the three and nine months ended September 30, 2016, resulting from deferred tax liability adjustments related to the Midwest Generation Disposal Group and another previously sold business.

(i) Includes the impact of a litigation reserve related to the nonregulated Midwest generation business of $53 million for the nine months ended September 30, 2015 (net of tax of $28 million).
(j) Includes $1.25 billion related to the NCEMPA acquisition for the three and nine months ended September 30, 2015.

September 2016
QUARTERLY HIGHLIGHTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except for GWh and MW amounts)	2016	2015	2016	2015
REGULATED UTILITIES
Operating Revenues	$6,430	$6,147	$16,788	$17,090
Operating Expenses	4,385	4,481	12,124	12,789
Gains on Sales of Other Assets and Other, net	1	1	3	10
Operating Income	2,046	1,667	4,667	4,311
Other Income and Expenses	75	56	213	187
Interest Expense	293	280	848	829
Income Before Income Taxes	1,828	1,443	4,032	3,669
Income Tax Expense	628	538	1,419	1,358
Segment Income	$1,200	$905	$2,613	$2,311

Depreciation and Amortization	$749	$691	$2,198	$2,096
INTERNATIONAL ENERGY
Operating Revenues	$245	$281	$761	$841
Operating Expenses	177	200	713	639
Loss on Sales of Other Assets and Other, net	(1)	—	(2)	(1)
Operating Income	67	81	46	201
Other Income and Expenses	23	24	62	69
Interest Expense	19	21	63	66
Income Before Income Taxes	71	84	45	204
Income Tax Expense (Benefit)	4	14	(48)	44
Less: Income Attributable to Noncontrolling Interests	3	1	8	3
Segment Income	$64	$69	$85	$157

Depreciation and Amortization	$18	$23	$62	$69

Sales, GWh	5,017	4,590	16,522	13,580
Proportional MW Capacity in Operation			4,315	4,333
COMMERCIAL PORTFOLIO
Operating Revenues	$140	$66	$366	$214
Operating Expenses	141	82	373	255
Gains on Sales of Other Assets and Other, net	1	—	3	6
Operating Loss	—	(16)	(4)	(35)
Other Income and Expenses	(69)	(3)	(63)	(3)
Interest Expense	15	11	38	33
Loss Before Income Taxes	(84)	(30)	(105)	(71)
Income Tax Benefit	(62)	(37)	(123)	(55)
Less: Loss Attributable to Noncontrolling Interests	(1)	(1)	(2)	(1)
Segment (Loss) Income	$(21)	$8	$20	$(15)

Depreciation and Amortization	$33	$27	$96	$77

Actual Renewable Plant Production, GWh	1,801	1,230	5,619	3,913
Net Proportional MW Capacity in Operation			2,725	1,634
OTHER
Operating Revenues	$32	$17	$91	$78
Operating Expenses	128	64	316	177
Gains on Sales of Other Assets and Other, net	5	3	16	16
Operating Loss	(91)	(44)	(209)	(83)
Other Income and Expenses	12	(2)	30	8
Interest Expense	157	91	553	285
Loss Before Income Taxes	(236)	(137)	(732)	(360)
Income Tax Benefit	(50)	(95)	(276)	(229)
Less: Income Attributable to Noncontrolling Interests	3	3	7	8
Other Net Expense	$(189)	$(45)	$(463)	$(139)

Depreciation and Amortization	$37	$33	$108	$99

Note: Certain prior period amounts have been reclassified to conform to the current year presentation.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating Revenues
Regulated electric	$6,303	$6,017	$16,321	$16,564
Nonregulated electric and other	429	377	1,251	1,157
Regulated natural gas	89	89	355	416
Total operating revenues	6,821	6,483	17,927	18,137
Operating Expenses
Fuel used in electric generation and purchased power - regulated	2,016	2,113	5,102	5,775
Fuel used in electric generation and purchased power - nonregulated	75	61	215	283
Cost of natural gas	17	21	98	158
Operation, maintenance and other	1,547	1,426	4,467	4,274
Depreciation and amortization	837	774	2,464	2,341
Property and other taxes	303	293	893	836
Impairment charges	10	111	208	111
Total operating expenses	4,805	4,799	13,447	13,778
Gains on Sales of Other Assets and Other, net	6	4	20	31
Operating Income	2,022	1,688	4,500	4,390
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	(60)	17	(37)	53
Other income and expenses, net	99	57	270	203
Total other income and expenses	39	74	233	256
Interest Expense	482	402	1,493	1,208
Income From Continuing Operations Before Income Taxes	1,579	1,360	3,240	3,438
Income Tax Expense from Continuing Operations	520	420	972	1,118
Income From Continuing Operations	1,059	940	2,268	2,320
Income (Loss) From Discontinued Operations, net of tax	122	(5)	124	29
Net Income	1,181	935	2,392	2,349
Less: Net Income Attributable to Noncontrolling Interests	5	3	13	10
Net Income Attributable to Duke Energy Corporation	$1,176	$932	$2,379	$2,339

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$1.52	$1.36	$3.27	$3.31
Diluted	$1.52	$1.36	$3.26	$3.31
Income (Loss) from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$0.18	$(0.01)	$0.18	$0.05
Diluted	$0.18	$(0.01)	$0.18	$0.05
Net income attributable to Duke Energy Corporation common stockholders
Basic	$1.70	$1.35	$3.45	$3.36
Diluted	$1.70	$1.35	$3.44	$3.36
Weighted average shares outstanding
Basic	689	688	689	696
Diluted	691	688	690	696

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	September 30, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$6,179	$857
Receivables (net of allowance for doubtful accounts of $25 at 2016 and $18 at 2015)	583	703
Receivables of VIEs (net of allowance for doubtful accounts of $54 at 2016 and $53 at 2015)	2,139	1,748
Inventory	3,351	3,810
Regulatory assets (includes $51 related to VIEs at 2016)	853	877
Other	429	327
Total current assets	13,534	8,322
Investments and Other Assets
Investments in equity method unconsolidated affiliates	604	499
Nuclear decommissioning trust funds	6,112	5,825
Goodwill	16,354	16,343
Other	2,948	3,042
Total investments and other assets	26,018	25,709
Property, Plant and Equipment
Cost	116,376	112,826
Accumulated depreciation and amortization	(38,812)	(37,665)
Generation facilities to be retired, net	652	548
Net property, plant and equipment	78,216	75,709
Regulatory Assets and Deferred Debits
Regulatory assets (includes $1,156 related to VIEs at 2016)	11,896	11,373
Other	22	43
Total regulatory assets and deferred debits	11,918	11,416
Total Assets	$129,686	$121,156
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,138	$2,400
Notes payable and commercial paper	3,011	3,633
Taxes accrued	636	348
Interest accrued	504	430
Current maturities of long-term debt (includes $258 at 2016 and $125 at 2015 related to VIEs)	3,201	2,074
Asset retirement obligations	539	—
Regulatory liabilities	319	400
Other	1,728	2,115
Total current liabilities	12,076	11,400
Long-Term Debt (includes $3,641 at 2016 and $2,197 at 2015 related to VIEs)	43,964	37,495
Deferred Credits and Other Liabilities
Deferred income taxes	13,201	12,705
Investment tax credits	486	472
Accrued pension and other post-retirement benefit costs	1,030	1,088
Asset retirement obligations	10,291	10,264
Regulatory liabilities	6,241	6,255
Other	1,851	1,706
Total deferred credits and other liabilities	33,100	32,490
Commitments and Contingencies
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 689 million and 688 million shares outstanding at 2016 and 2015, respectively	1	1
Additional paid-in capital	37,997	37,968
Retained earnings	3,212	2,564
Accumulated other comprehensive loss	(721)	(806)
Total Duke Energy Corporation stockholders' equity	40,489	39,727
Noncontrolling interests	57	44
Total equity	40,546	39,771
Total Liabilities and Equity	$129,686	$121,156

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Nine Months Ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,392	$2,349
Adjustments to reconcile net income to net cash provided by operating activities	3,200	3,047
Net cash provided by operating activities	5,592	5,396

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(5,555)	(3,291)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	5,285	(2,771)

Net increase (decrease) in cash and cash equivalents	5,322	(666)
Cash and cash equivalents at the beginning of period	857	2,036
Cash and cash equivalents at end of period	$6,179	$1,370

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
September 2016 QTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Portfolio	Other	Discontinued Operations	Consolidated
2015 QTD Reported Earnings Per Share, Diluted	$1.31	$0.10	$0.01	$(0.06)	$(0.01)	$1.35
Costs to Achieve, Progress Merger	—	—	—	0.02	—	0.02
Edwardsport Settlement	0.08	—	—	—	—	0.08
Ash Basin Settlement	0.01	—	—	—	—	0.01
Discontinued Operations	—	—	—	—	0.01	0.01
2015 QTD Adjusted Earnings Per Share, Diluted	$1.40	$0.10	$0.01	$(0.04)	$—	$1.47
Weather	0.14	—	—	—	—	0.14
Pricing and Riders (a)	0.05	—	—	—	—	0.05
Volume	0.04	—	—	—	—	0.04
Wholesale (b)	0.03	—	—	—	—	0.03
Operations and Maintenance, net of recoverables	0.02	—	—	—	—	0.02
Latin America, including Foreign Exchange Rates	—	—	—	—	—	—
National Methanol Company	—	(0.01)	—	—	—	(0.01)
Duke Energy Renewables (c)	—	—	0.02	—	—	0.02
Commercial Transmission, Pipeline and Other	—	—	—	—	—	—
Interest Expense	(0.01)	—	—	(0.01)	—	(0.02)
Change in effective income tax rate	0.08	0.01	—	(0.13)	—	(0.04)
Other	(0.01)	(0.01)	—	—	—	(0.02)
2016 QTD Adjusted Earnings Per Share, Diluted	$1.74	$0.09	$0.03	$(0.18)	$—	$1.68
Costs to Achieve, Mergers	—	—	—	(0.07)	—	(0.07)
Cost Savings Initiatives	—	—	—	(0.02)	—	(0.02)
Commercial Renewables Impairment	—	—	(0.07)	—	—	(0.07)
Discontinued Operations	—	—	—	—	0.18	0.18
2016 QTD Reported Earnings Per Share, Diluted	$1.74	$0.09	$(0.04)	$(0.27)	$0.18	$1.70

Note 1: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all variance drivers except Duke Energy Renewables, which uses an effective tax rate.
Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.
Note 3: Certain prior period amounts have been reclassified to conform to the current year presentation.

(a)	Primarily due to the NCEMPA rider (+$0.02) and higher energy efficiency recoveries at Duke Energy Progress (+$0.01).
(b)	Primarily due to the implementation of new contracts.
(c)	Primarily due to new wind and solar growth and higher wind production.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
September 2016 YTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Portfolio	Other	Discontinued Operations	Consolidated
2015 YTD Reported Earnings Per Share, Diluted	$3.32	$0.22	$(0.03)	$(0.19)	$0.04	$3.36
Costs to Achieve, Progress Merger	—	—	—	0.05	—	0.05
Edwardsport Settlement	0.08	—	—	—	—	0.08
Midwest Generation Operations	—	—	0.14	—	—	0.14
Ash Basin Settlement	0.01	—	—	—	—	0.01
Discontinued Operations	—	—	0.06	—	(0.04)	0.02
2015 YTD Adjusted Earnings Per Share, Diluted	$3.41	$0.22	$0.17	$(0.14)	$—	$3.66
Stock repurchase (a)	0.03	0.01	—	—	—	0.04
Weather	0.03	—	—	—	—	0.03
Pricing and Riders (b)	0.16	—	—	—	—	0.16
Volume	0.04	—	—	—	—	0.04
Wholesale (c)	0.07	—	—	—	—	0.07
Operations and Maintenance, net of recoverables (d)	0.06	—	—	—	—	0.06
Latin America, including Foreign Exchange Rates (e)	—	0.05	—	—	—	0.05
National Methanol Company	—	(0.05)	—	—	—	(0.05)
Duke Energy Renewables (f)	—	—	0.03	—	—	0.03
Commercial Transmission, Pipeline and Other	—	—	0.01	—	—	0.01
Midwest Generation (g)	—	—	(0.12)	—	—	(0.12)
Interest Expense	(0.01)	—	—	(0.03)	—	(0.04)
Change in effective income tax rate (h)	0.10	0.10	—	(0.14)	—	0.06
Other (i)	(0.10)	—	—	(0.02)	—	(0.12)
2016 YTD Adjusted Earnings Per Share, Diluted	$3.79	$0.33	$0.09	$(0.33)	$—	$3.88
Costs to Achieve, Mergers	—	—	—	(0.28)	—	(0.28)
International Impairment	—	(0.21)	—	—	—	(0.21)
Cost Savings Initiatives	—	—	—	(0.06)	—	(0.06)
Commercial Renewables Impairment	—	—	(0.07)	—	—	(0.07)
Discontinued Operations	—	—	—	—	0.18	0.18
2016 YTD Reported Earnings Per Share, Diluted	$3.79	$0.12	$0.02	$(0.67)	$0.18	$3.44

Note 1: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all variance drivers except Duke Energy Renewables, which uses an effective tax rate.
Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.
Note 3: Certain prior period amounts have been reclassified to conform to the current year presentation.

(a)
Due to the decrease in common shares outstanding as a result of the Accelerated Stock Repurchase Program. Weighted average diluted shares outstanding decreased from 696 million shares to 690 million shares.

(b)	Primarily due to the NCEMPA rider (+$0.06), higher energy efficiency recoveries in the Carolinas (+$0.05), and a prior year unfavorable regulatory order in Ohio related to energy efficiency (+$0.02).
(c)	Primarily due to the implementation of the new 30-year contract with NCEMPA.
(d)	Primarily due to lower outage costs and cost control efforts, partially offset by increased storm restoration costs and costs related to the NCEMPA asset purchase.
(e)	Primarily due to higher results in Brazil due to improved hydrology, partially offset by weaker foreign currency exchange rates (-$0.02).
(f)	Primarily due to new wind and solar growth and higher wind production.
(g)	Due to the absence of earnings from the nonregulated Midwest generation business, which was sold in April 2015.
(h)	International Energy includes lower income taxes resulting from the decision to divest the International Energy segment combined with more efficient utilization of foreign tax credits.
(i)
Regulated Utilities includes increased depreciation and amortization expense (-$0.08) due to higher depreciable base including the NCEMPA asset purchase, and higher non-income taxes (-$0.05) primarily due to increased property taxes.

Regulated Utilities
Quarterly Highlights
Supplemental Regulated Utilities Electric Information
September 2016

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	26,103	24,176	8.0%	2.3%	65,450	66,195	(1.1%)	1.0%
General Service	22,768	22,047	3.3%	2.1%	59,291	59,124	0.3%	0.2%
Industrial	13,854	14,001	(1.0%)	(1.1%)	39,147	39,370	(0.6%)	(0.4%)
Other Energy Sales	144	149	(3.4%)		435	450	(3.3%)
Unbilled Sales	(703)	(1,808)	61.1%	n/a	1,078	(476)	326.5%	n/a
Total Retail Sales	62,166	58,565	6.1%	1.4%	165,401	164,663	0.4%	0.4%
Special Sales	12,102	10,450	15.8%		33,783	28,551	18.3%
Total Consolidated Electric Sales - Regulated Utilities	74,268	69,015	7.6%		199,184	193,214	3.1%

Average Number of Customers (Electric)
Residential	6,455,615	6,365,092	1.4%		6,439,699	6,351,973	1.4%
General Service	964,893	954,659	1.1%		961,246	951,350	1.0%
Industrial	17,807	18,105	(1.6%)		17,868	18,150	(1.6%)
Other Energy Sales	23,138	23,113	0.1%		23,117	23,024	0.4%
Total Regular Sales	7,461,453	7,360,969	1.4%		7,441,930	7,344,497	1.3%
Special Sales	61	64	(4.7%)		61	63	(3.2%)
Total Average Number of Customers - Regulated Utilities	7,461,514	7,361,033	1.4%		7,441,991	7,344,560	1.3%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	24,665	23,509	4.9%		58,367	62,433	(6.5%)
Nuclear	19,177	18,469	3.8%		55,785	52,580	6.1%
Hydro	131	91	44.0%		1,502	1,025	46.5%
Oil and Natural Gas	17,594	16,533	6.4%		48,461	46,054	5.2%
Renewable Energy	60	3	1,900.0%		158	10	1,480.0%
Total Generation (4)	61,627	58,605	5.2%		164,273	162,102	1.3%
Purchased Power and Net Interchange (5)	17,105	(2,765)	718.6%		45,757	24,461	87.1%
Total Sources of Energy	78,732	55,840	41.0%		210,030	186,563	12.6%
Less: Line Loss and Company Usage	4,464	2,604	71.4%		10,846	9,128	18.8%
Total GWh Sources	74,268	53,236	39.5%		199,184	177,435	12.3%

Owned MW Capacity (3)
Summer					49,839	50,081
Winter					53,028	53,346
Nuclear Capacity Factor (%) (6)					96	95

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Regulated Utilities Electric Information
September 2016

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	8,804	8,213	7.2%		22,055	22,445	(1.7%)
General Service	8,507	8,273	2.8%		22,105	22,074	0.1%
Industrial	5,923	6,041	(2.0%)		16,546	16,730	(1.1%)
Other Energy Sales	76	76	—%		228	229	(0.4%)
Unbilled Sales	(446)	(1,047)	57.4%		244	(693)	135.2%
Total Regular Electric Sales	22,864	21,556	6.1%	1.5%	61,178	60,785	0.6%	0.4%
Special Sales	2,644	2,181	21.2%		6,712	6,726	(0.2%)
Total Consolidated Electric Sales - Duke Energy Carolinas	25,508	23,737	7.5%		67,890	67,511	0.6%

Average Number of Customers
Residential	2,151,654	2,120,091	1.5%		2,144,598	2,113,735	1.5%
General Service	350,252	346,039	1.2%		348,819	344,699	1.2%
Industrial	6,276	6,414	(2.2%)		6,303	6,444	(2.2%)
Other Energy Sales	15,224	15,095	0.9%		15,170	15,014	1.0%
Total Regular Sales	2,523,406	2,487,639	1.4%		2,514,890	2,479,892	1.4%
Special Sales	24	24	—%		24	25	(4.0%)
Total Average Number of Customers - Duke Energy Carolinas	2,523,430	2,487,663	1.4%		2,514,914	2,479,917	1.4%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	9,395	8,597	9.3%		20,056	22,127	(9.4%)
Nuclear	11,607	10,991	5.6%		33,409	34,110	(2.1%)
Hydro	(35)	(40)	12.5%		802	436	83.9%
Oil and Natural Gas	3,216	2,945	9.2%		8,893	7,936	12.1%
Renewable Energy	3	3	—%		10	10	—%
Total Generation (4)	24,186	22,496	7.5%		63,170	64,619	(2.2%)
Purchased Power and Net Interchange (5)	2,729	2,731	(0.1%)		8,796	6,988	25.9%
Total Sources of Energy	26,915	25,227	6.7%		71,966	71,607	0.5%
Less: Line Loss and Company Usage	1,407	1,490	(5.6%)		4,076	4,096	(0.5%)
Total GWh Sources	25,508	23,737	7.5%		67,890	67,511	0.6%

Owned MW Capacity (3)
Summer					19,678	19,645
Winter					20,383	20,360
Nuclear Capacity Factor (%) (6)					96	97

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	5	(100.0%)		1,861	2,109	(11.8%)
Cooling Degree Days	1,301	1,085	19.9%		1,890	1,709	10.6%

Variance from Normal
Heating Degree Days	(100.0%)	(51.6%)	n/a		(7.1%)	9.4%	n/a
Cooling Degree Days	33.6%	6.2%	n/a		29.0%	9.8%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Regulated Utilities Electric Information
September 2016

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	5,406	5,107	5.9%		14,003	14,547	(3.7%)
General Service	4,667	4,563	2.3%		12,007	12,000	0.1%
Industrial	2,806	2,788	0.6%		7,792	7,790	—%
Other Energy Sales	22	26	(15.4%)		68	81	(16.0%)
Unbilled Sales	(112)	(481)	76.7%		98	(352)	127.8%
Total Regular Electric Sales	12,789	12,003	6.5%	1.4%	33,968	34,066	(0.3%)	0.2%
Special Sales	7,244	6,280	15.4%		20,043	15,934	25.8%
Total Consolidated Electric Sales - Duke Energy Progress	20,033	18,283	9.6%		54,011	50,000	8.0%

Average Number of Customers
Residential	1,294,491	1,276,474	1.4%		1,289,892	1,272,450	1.4%
General Service	229,854	227,015	1.3%		228,698	225,721	1.3%
Industrial	4,131	4,204	(1.7%)		4,142	4,221	(1.9%)
Other Energy Sales	1,505	1,683	(10.6%)		1,549	1,687	(8.2%)
Total Regular Sales	1,529,981	1,509,376	1.4%		1,524,281	1,504,079	1.3%
Special Sales	15	15	—%		15	15	—%
Total Average Number of Customers - Duke Energy Progress	1,529,996	1,509,391	1.4%		1,524,296	1,504,094	1.3%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	5,073	4,110	23.4%		9,508	11,454	(17.0%)
Nuclear	7,570	7,478	1.2%		22,376	18,470	21.1%
Hydro	71	55	29.1%		449	389	15.4%
Oil and Natural Gas	5,942	5,857	1.5%		18,037	17,183	5.0%
Renewable Energy	55	—	n/a		146	—	n/a
Total Generation (4)	18,711	17,500	6.9%		50,516	47,496	6.4%
Purchased Power and Net Interchange (5)	2,129	1,447	47.1%		5,391	4,627	16.5%
Total Sources of Energy	20,840	18,947	10.0%		55,907	52,123	7.3%
Less: Line Loss and Company Usage	807	664	21.5%		1,896	2,123	(10.7%)
Total GWh Sources	20,033	18,283	9.6%		54,011	50,000	8.0%

Owned MW Capacity (3)
Summer					12,935	12,923
Winter					14,034	14,042
Nuclear Capacity Factor (%) (6)					96	89

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	1	(100.0%)		1,693	2,004	(15.5%)
Cooling Degree Days	1,343	1,131	18.7%		1,955	1,779	9.9%

Variance from Normal
Heating Degree Days	(100.0%)	(78.3%)	n/a		(7.4%)	13.3%	n/a
Cooling Degree Days	28.5%	2.7%	n/a		23.3%	5.8%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Regulated Utilities Electric Information
September 2016

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	6,608	6,152	7.4%		15,653	15,200	3.0%
General Service	4,432	4,309	2.9%		11,493	11,401	0.8%
Industrial	817	861	(5.1%)		2,381	2,442	(2.5%)
Other Energy Sales	6	6	—%		18	18	—%
Unbilled Sales	(160)	(226)	29.2%		498	567	(12.2%)
Total Regular Electric Sales	11,703	11,102	5.4%	1.4%	30,043	29,628	1.4%	1.1%
Special Sales	737	411	79.3%		1,499	1,160	29.2%
Total Electric Sales - Duke Energy Florida	12,440	11,513	8.1%		31,542	30,788	2.4%

Average Number of Customers
Residential	1,550,574	1,526,065	1.6%		1,546,245	1,521,345	1.6%
General Service	196,142	193,645	1.3%		195,402	193,161	1.2%
Industrial	2,168	2,249	(3.6%)		2,184	2,250	(2.9%)
Other Energy Sales	1,529	1,534	(0.3%)		1,534	1,537	(0.2%)
Total Regular Sales	1,750,413	1,723,493	1.6%		1,745,365	1,718,293	1.6%
Special Sales	14	14	—%		14	14	—%
Total Average Number of Customers - Duke Energy Florida	1,750,427	1,723,507	1.6%		1,745,379	1,718,307	1.6%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	2,823	2,909	(3.0%)		6,605	8,106	(18.5%)
Oil and Natural Gas	7,610	7,215	5.5%		19,371	19,128	1.3%
Renewable Energy	2	—	n/a		2	—	n/a
Total Generation (4)	10,435	10,124	3.1%		25,978	27,234	(4.6%)
Purchased Power and Net Interchange (5)	2,768	1,986	39.4%		7,407	5,280	40.3%
Total Sources of Energy	13,203	12,110	9.0%		33,385	32,514	2.7%
Less: Line Loss and Company Usage	763	597	27.8%		1,843	1,726	6.8%
Total GWh Sources	12,440	11,513	8.1%		31,542	30,788	2.4%

Owned MW Capacity (3)
Summer					9,021	8,958
Winter					9,926	9,909

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	—	—%		401	373	7.5%
Cooling Degree Days	1,598	1,487	7.5%		2,909	2,977	(2.3%)

Variance from Normal
Heating Degree Days	—%	—%	n/a		1.3%	(6.2%)	n/a
Cooling Degree Days	8.0%	(1.6%)	n/a		7.9%	8.8%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Regulated Utilities Electric Information
September 2016

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	2,735	2,399	14.0%		6,802	6,891	(1.3%)
General Service	2,751	2,603	5.7%		7,326	7,281	0.6%
Industrial	1,577	1,580	(0.2%)		4,478	4,507	(0.6%)
Other Energy Sales	27	28	(3.6%)		82	82	—%
Unbilled Sales	16	(57)	128.1%		136	(8)	1,800.0%
Total Regular Electric Sales	7,106	6,553	8.4%	3.1%	18,824	18,753	0.4%	0.3%
Special Sales	108	145	(25.5%)		293	945	(69.0%)
Total Electric Sales - Duke Energy Ohio	7,214	6,698	7.7%		19,117	19,698	(2.9%)

Average Number of Customers
Residential	752,157	744,927	1.0%		752,530	746,183	0.9%
General Service	87,582	87,234	0.4%		87,522	87,203	0.4%
Industrial	2,506	2,525	(0.8%)		2,517	2,531	(0.6%)
Other Energy Sales	3,259	3,223	1.1%		3,253	3,215	1.2%
Total Regular Sales	845,504	837,909	0.9%		845,822	839,132	0.8%
Special Sales	1	1	—%		1	1	—%
Total Average Number of Customers - Duke Energy Ohio	845,505	837,910	0.9%		845,823	839,133	0.8%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	1,186	1,065	11.4%		2,650	3,453	(23.3%)
Oil and Natural Gas	17	13	30.8%		28	43	(34.9%)
Total Generation (4)	1,203	1,078	11.6%		2,678	3,496	(23.4%)
Purchased Power and Net Interchange (5)	6,655	(10,721)	162.1%		18,141	725	2,402.2%
Total Sources of Energy	7,858	(9,643)	181.5%		20,819	4,221	393.2%
Less: Line Loss and Company Usage	644	(562)	214.6%		1,702	302	463.6%
Total GWh Sources	7,214	(9,081)	179.4%		19,117	3,919	387.8%

Owned MW Capacity (3)
Summer					1,062	1,062
Winter					1,164	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	24	21	14.3%		2,848	3,331	(14.5%)
Cooling Degree Days	973	703	38.4%		1,345	1,094	22.9%

Variance from Normal
Heating Degree Days	(60.0%)	(50.0%)	n/a		(8.2%)	11.3%	n/a
Cooling Degree Days	29.9%	(13.6%)	n/a		24.9%	(7.5%)	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Regulated Utilities Gas Information
September 2016

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
MCF Sales (1)
Residential	1,664,506	1,755,562	(5.2%)		23,292,149	28,986,782	(19.6%)
General Service	1,805,312	1,838,773	(1.8%)		15,372,608	18,463,853	(16.7%)
Industrial	1,134,323	1,192,994	(4.9%)		5,017,068	5,604,282	(10.5%)
Other Energy Sales	4,904,296	4,439,138	10.5%		15,717,935	15,194,003	3.4%
Unbilled Sales	59,903	24,000	149.6%		(2,375,774)	(3,221,000)	26.2%
Total Gas Sales - Duke Energy Ohio	9,568,340	9,250,467	3.4%	2.7%	57,023,986	65,027,920	(12.3%)	(6.1%)

Average Number of Customers
Residential	473,823	471,005	0.6%		477,385	474,704	0.6%
General Service	41,180	41,294	(0.3%)		43,100	43,212	(0.3%)
Industrial	1,524	1,544	(1.3%)		1,608	1,618	(0.6%)
Other Energy Sales	143	142	0.7%		144	143	0.7%
Total Average Number of Gas Customers - Duke Energy Ohio	516,670	513,985	0.5%		522,237	519,677	0.5%

Heating and Cooling Degree Days
Actual
Heating Degree Days	24	21	14.3%		2,848	3,331	(14.5%)
Cooling Degree Days	973	703	38.4%		1,345	1,094	22.9%

Variance from Normal
Heating Degree Days	(60.0%)	(50.0%)	n/a		(8.2%)	11.3%	n/a
Cooling Degree Days	29.9%	(13.6%)	n/a		24.9%	(7.5%)	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Indiana
Quarterly Highlights
Supplemental Regulated Utilities Electric Information
September 2016

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2016	2015	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	2,550	2,305	10.6%		6,937	7,112	(2.5%)
General Service	2,411	2,299	4.9%		6,360	6,368	(0.1%)
Industrial	2,731	2,731	—%		7,950	7,901	0.6%
Other Energy Sales	13	13	—%		39	40	(2.5%)
Unbilled Sales	(1)	3	(133.3%)		102	10	920.0%
Total Regular Electric Sales	7,704	7,351	4.8%	(0.2%)	21,388	21,431	(0.2%)	(0.4%)
Special Sales	1,369	1,433	(4.5%)		5,236	3,786	38.3%
Total Electric Sales - Duke Energy Indiana	9,073	8,784	3.3%		26,624	25,217	5.6%

Average Number of Customers
Residential	706,739	697,535	1.3%		706,434	698,260	1.2%
General Service	101,063	100,726	0.3%		100,805	100,566	0.2%
Industrial	2,726	2,713	0.5%		2,722	2,704	0.7%
Other Energy Sales	1,621	1,578	2.7%		1,611	1,571	2.5%
Total Regular Sales	812,149	802,552	1.2%		811,572	803,101	1.1%
Special Sales	7	10	(30.0%)		7	8	(12.5%)
Total Average Number of Customers - Duke Energy Indiana	812,156	802,562	1.2%		811,579	803,109	1.1%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	6,188	6,828	(9.4%)		19,548	17,293	13.0%
Hydro	95	76	25.0%		251	200	25.5%
Oil and Natural Gas	809	503	60.8%		2,132	1,764	20.9%
Total Generation (4)	7,092	7,407	(4.3%)		21,931	19,257	13.9%
Purchased Power and Net Interchange (5)	2,824	1,792	57.6%		6,022	6,841	(12.0%)
Total Sources of Energy	9,916	9,199	7.8%		27,953	26,098	7.1%
Less: Line Loss and Company Usage	843	415	103.1%		1,329	881	50.9%
Total GWh Sources	9,073	8,784	3.3%		26,624	25,217	5.6%

Owned MW Capacity (3)
Summer					7,143	7,493
Winter					7,521	7,871

Heating and Cooling Degree Days
Actual
Heating Degree Days	21	26	(19.2%)		3,064	3,715	(17.5%)
Cooling Degree Days	932	706	32.0%		1,308	1,070	22.2%

Variance from Normal
Heating Degree Days	(69.1%)	(45.7%)	n/a		(8.3%)	15.9%	n/a
Cooling Degree Days	26.5%	(12.6%)	n/a		22.5%	(9.5%)	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended September 30, 2016
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve, Mergers		Cost Savings Initiatives		Commercial Renewables Impairment		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Regulated Utilities	$1,200	$—		$—		$—		$—		$—	$1,200
International Energy	64	—		—		—		—		—	64
Commercial Portfolio	(21)	—		—		45	C	—		45	24
Total Reportable Segment Income	1,243	—		—		45		—		45	1,288
Other	(189)	52	A	12	B	—		—		64	(125)
Total Reportable Segment Income and Other Net Expense	1,054	52		12		45		—		109	1,163
Discontinued Operations	122	—		—		—		(122)	D	(122)	—
Net Income Attributable to Duke Energy Corporation	$1,176	$52		$12		$45		$(122)		$(13)	$1,163
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.70	$0.08		$0.02		$0.07		$(0.18)		$(0.01)	$1.69
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.70	$0.07		$0.02		$0.07		$(0.18)		$(0.02)	$1.68

A - Net of $32 million tax benefit. Includes $33 million recorded within Operating Expenses and $51 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations.
B - Net of $7 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Condensed Consolidated Statements of Operations.
C - Net of $26 million tax benefit. Other-than-temporary impairment included within Equity in earnings (losses) of unconsolidated affiliates on the Condensed Consolidated Statements of Operations.
D - Tax adjustments related to previously disposed businesses recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions
Basic            689
Diluted            691

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Nine Months Ended September 30, 2016
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve, Mergers		International Impairment		Cost Savings Initiatives		Commercial Renewables Impairment		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Regulated Utilities	$2,613	$—		$—		$—		$—		$—		$—	$2,613
International Energy	85	—		145	B	—		—		—		145	230
Commercial Portfolio	20	—		—		—		45	D	—		45	65
Total Reportable Segment Income	2,718	—		145		—		45		—		190	2,908
Other	(463)	195	A	—		39	C	—		—		234	(229)
Total Reportable Segment Income and Other Net Expense	2,255	195		145		39		45		—		424	2,679
Discontinued Operations	124	—		—		—		—		(124)	E	(124)	—
Net Income Attributable to Duke Energy Corporation	$2,379	$195		$145		$39		$45		$(124)		$300	$2,679
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$3.45	$0.27		$0.21		$0.06		$0.07		$(0.18)		$0.43	$3.88
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$3.44	$0.28		$0.21		$0.06		$0.07		$(0.18)		$0.44	$3.88

A - Net of $120 million tax benefit. Includes $1 million recorded within Operating Revenues, $80 million recorded within Operating Expenses and $234 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations. The interest expense primarily relates to losses on forward-starting interest rate swaps associated with the Piedmont acquisition financing.
B - Net of $49 million tax benefit. Impairment of certain assets in Central America recorded within Impairment Charges on the Condensed Consolidated Statements of Operations.
C - Net of $24 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Condensed Consolidated Statements of Operations.
D - Net of $26 million tax benefit. Other-than-temporary impairment included within Equity in earnings (losses) of unconsolidated affiliates on the Condensed Consolidated Statements of Operations.
E - Tax adjustments related to previously disposed businesses recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions
Basic            689
Diluted            690

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended September 30, 2015
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve, Progress Merger		Edwardsport Settlement		Ash Basin Settlement		Economic Hedges (Mark-to-Market) *		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Regulated Utilities	$905	$—		$56	B	$4	C	$—		$—		$60	$965
International Energy	69	—		—		—		—		—		—	69
Commercial Portfolio	8	—		—		—		(1)	D	—		(1)	7
Total Reportable Segment Income	982	—		56		4		(1)		—		59	1,041
Other	(45)	15	A	—		—		—		—		15	(30)
Total Reportable Segment Income and Other Net Expense	937	15		56		4		(1)		—		74	1,011
Discontinued Operations	(5)	—		—		—		—		5	E	5	—
Net Income Attributable to Duke Energy Corporation	$932	$15		$56		$4		$(1)		$5		$79	$1,011
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.35	$0.02		$0.08		$0.01		$—		$0.01		$0.12	$1.47
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.35	$0.02		$0.08		$0.01		$—		$0.01		$0.12	$1.47

A - Net of $9 million tax benefit. Recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B - Net of $34 million tax benefit. $85 million recorded within Impairment charges and $5 million recorded within Other income and expenses, net on the Duke Energy Indiana Condensed Consolidated Statements of Operations.
C - Net of $3 million tax benefit. Recorded within Operation, maintenance and other on the Condensed Consolidated Statements of Operations. Includes $1 million and $6 million at Duke Energy Carolinas and Duke Energy Progress, respectively.
D - Recorded within Operating Revenues on the Condensed Consolidated Statements of Operations.
E - Recorded in (Loss) Income From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions
Basic            688
Diluted            688

* Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Portfolio segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation's performance across periods.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Nine Months Ended September 30, 2015
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve, Progress Merger		Edwardsport Settlement		Midwest Generation Operations		Ash Basin Settlement		Economic Hedges (Mark-to-Market) *		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Regulated Utilities	$2,311	$—		$56	B	$—		$4	D	$—		$—		$60	$2,371
International Energy	157	—		—		—		—		—		—		—	157
Commercial Portfolio	(15)	—		—		94	C	—		(1)	E	41	F	134	119
Total Reportable Segment Income	2,453	—		56		94		4		(1)		41		194	2,647
Other	(139)	42	A	—		—		—		—		—		42	(97)
Intercompany Eliminations	(4)	—		—		—		—		—		4	G	4	—
Total Reportable Segment Income and Other Net Expense	2,310	42		56		94		4		(1)		45		240	2,550
Discontinued Operations	29	—		—		(94)	C	—		—		65	H	(29)	—
Net Income Attributable to Duke Energy Corporation	$2,339	$42		$56		$—		$4		$(1)		$110		$211	$2,550
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$3.36	$0.05		$0.08		$—		$0.01		$—		$0.16		$0.30	$3.66
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$3.36	$0.05		$0.08		$—		$0.01		$—		$0.16		$0.30	$3.66

A - Net of $25 million tax benefit. Recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B - Net of $34 million tax benefit. $85 million recorded within Impairment charges and $5 million recorded within Other income and expenses, net on the Duke Energy Indiana Condensed Consolidated Statements of Operations.
C - Operating results of the nonregulated Midwest generation business that had been classified from discontinued operations after adjustment for special items and economic hedges (net of $53 million tax benefit).
D - Net of $3 million tax benefit. Recorded within Operation, maintenance and other on the Condensed Consolidated Statements of Operations. Includes $1 million and $6 million at Duke Energy Carolinas and Duke Energy Progress, respectively.
E - Recorded within Operating Revenues on the Condensed Consolidated Statements of Operations.
F - State tax expense resulting from the completion of the sale of the nonregulated Midwest generation business.
G - Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.
H - Recorded in (Loss) Income From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations, and includes the impact of a litigation reserve related to the nonregulated Midwest generation business.

Weighted Average Shares (reported and adjusted) - in millions
Basic            696
Diluted            696

* Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Portfolio segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation's performance across periods.

DUKE ENERGY CORPORATION
ADJUSTED EFFECTIVE TAX RECONCILIATION
Three and Nine Months Ended September 30, 2016
(Dollars in Millions)

	Three Months Ended September 30, 2016			Nine Months Ended September 30, 2016
	Balance	Effective Tax Rate		Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,579			$3,240
Costs to Achieve, Mergers	84			315
International Impairment	—			194
Cost Savings Initiatives	19			63
Commercial Renewables Impairment	71			71
Noncontrolling Interests	(5)			(13)
Adjusted Pretax Income	$1,748			$3,870

Reported Income Tax Expense From Continuing Operations	$520	32.9%		$972	30.0%
Costs to Achieve, Mergers	32			120
International Impairment	—			49
Cost Savings Initiatives	7			24
Commercial Renewables Impairment	26			26
Adjusted Tax Expense	$585	33.5%	*	$1,191	30.8%	*

*Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.

DUKE ENERGY CORPORATION
ADJUSTED EFFECTIVE TAX RECONCILIATION
Three and Nine Months Ended September 30, 2015
(Dollars in Millions)

	Three Months Ended September 30, 2015			Nine Months Ended September 30, 2015
	Balance	Effective Tax Rate		Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,360			$3,438
Costs to Achieve, Progress Energy Merger	24			67
Edwardsport Settlement	90			90
Midwest Generation Operations	—			147
Ash Basin Settlement	7			7
Economic Hedges (Mark-to-Market)	(1)			(1)
Noncontrolling Interests	(3)			(10)
Intercompany Eliminations	—			4
Adjusted Pretax Income	$1,477			$3,742

Reported Income Tax Expense From Continuing Operations	$420	30.9%		$1,118	32.5%
Tax Adjustment Related to Midwest Generation Sale	—			(41)
Costs to Achieve, Progress Energy Merger	9			25
Edwardsport Settlement	34			34
Midwest Generation Operations	—			53
Ash Basin Settlement	3			3
Adjusted Tax Expense	$466	31.6%	*	$1,192	31.9%	*

*Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.